EXHIBIT 2.1
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                          AGREEMENT AND PLAN OF MERGER

     This Agreement AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 31, 2004, by and among Global Matrechs, Inc., a Delaware corporation (the "Buyer"), TTF Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Buyer ("Merger Sub"), True To Form, Limited, a Massachusetts corporation (the "Company," with Merger Sub and the Company being hereinafter sometimes referred to collectively as the "Constituent Corporations") and Mark Allen (the "Shareholder").

                               W I T N E S S E T H

     WHEREAS, the Shareholder owns all of the issued and outstanding shares of capital stock of the Company (the "Shares");

     WHEREAS, the Board of Directors of Buyer has approved and adopted this Agreement in accordance with the General Corporation Law of the State of Delaware, and the respective Boards of Directors of Merger Sub and the Company have approved and adopted this Agreement, and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Massachusetts Business Corporation Act (the "MBCA");

     WHEREAS, the Boards of Directors of Merger Sub and the Company have submitted this Agreement to their respective shareholders and recommended its adoption and approval; and

     WHEREAS, the shareholders of Merger Sub and the Company have each unanimously approved this Agreement and the transactions contemplated hereby;

     NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

     1.1 THE MERGER. On the terms and subject to the conditions of this Agreement and the applicable provisions of the MBCA, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger. The corporation surviving the Merger shall be referred to herein as the "Surviving Corporation."

     1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger, substantially in the form of Exhibit A (the "Articles of Merger"), with the Secretary of State of The Commonwealth of Massachusetts in accordance with the relevant provisions of the MBCA as soon as practicable on or after the Closing Date. The time of such filing, or such later time as the Buyer and the Company may hereafter agree in writing and specify in the Articles of Merger, shall be the "Effective Time." The closing of the Merger (the "Closing") shall take place simultaneously

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with the execution hereof, at the offices of Foley Hoag LLP, 155 Seaport
Boulevard, Boston, Massachusetts (such date, or such later date as the parties may agree to, the "Closing Date").

     1.3 EFFECT OF THE MERGER.

          1.3.1 At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.3.2 If, at any time after the Effective Time, the Surviving Corporation shall believe or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any right, privilege, power, franchise, property or other asset of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise to carry out the purposes of this Agreement, then (A) each Constituent Corporation and its officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all proper assignments and assurances in law and to undertake all other acts necessary or proper to vest, perfect or confirm title to or ownership or possession of such rights, privileges, powers, franchises, properties or other assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and (B) the officers and directors of the Surviving Corporation shall be deemed to be authorized fully to take any and all such actions in the name of either Constituent Corporation or otherwise.

     1.4 ARTICLES OF ORGANIZATION AND BYLAWS.

          1.4.1 The articles of organization of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that the Articles of Merger may provide for such change in the name of the Surviving Corporation as the Buyer shall determine in its sole discretion.

          1.4.2 The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the Stockholder, the President of Buyer and a person designated by the Stockholder, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time until their respective successors are duly appointed; except that the initial President of the Surviving Corporation shall be the Shareholder, until his successor is duly appointed.

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     1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Merger Sub, the Company or the holders of any of the following securities:

          1.6.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive a proportionate amount of the Merger Consideration payable pursuant to Section 1.7 below.

          1.6.2 CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 MERGER CONSIDERATION. The total consideration into which all of the Shares shall be converted (the "Merger Consideration") shall, subject to adjustment pursuant to Section 1.8 below, consist of (i) 10,000,000 shares (the "Share Consideration") of the common stock, par value $0.0001 per share, of the Buyer (the "Buyer Common Stock"), and (ii) a secured promissory note payable by the Surviving Corporation to the Shareholder in the principal amount of $500,000 in the form attached hereto as Exhibit B (the "Promissory Note").

     1.8 ADJUSTMENT TO MERGER CONSIDERATION.

          1.8.1 DEFINITIONS.

          (a) The "24 Month Price" shall mean the average closing price of the Buyer Common Stock for the most recent five day trading period ending on the last trading day on or prior to December 31, 2006.

          (b) The "Revenue Target" shall mean the achievement by the Surviving Corporation, no later than December 31, 2006 of trailing twelve month gross revenues in the amount of at least $3,000,000, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied.

          (c) The "Share Consideration Ceiling" shall mean (i) in the event that the Revenue Target is achieved, $3,500,000 and (ii) in all other cases, $3,000,000.

          (d) The "Share Consideration Floor" shall mean (i) in the event that the Revenue Target is achieved, $2,500,000 and (ii) in all other cases, $2,000,000.

          (e) The "Share Consideration Value" shall be the aggregate fair market value of the Share Consideration as of December 31, 2006, based on the 24 Month Price; provided, however, that, to the extent that the Shareholder has sold any of the shares that make up the Share Consideration, such shares shall be valued for purposes of determining

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     the Share Consideration Value at the greater of (i) the price per share that such shares have been sold for, and (ii) the 24 Month Price.

          1.8.2 INCREASE IN SHARE CONSIDERATION. In the event that the Share Consideration Value shall be less than the applicable Share Consideration Floor, the Buyer shall pay to the Shareholder additional consideration in the amount of the difference between the applicable Share Consideration Floor and the Share Consideration Value (the "Additional Consideration"). The Additional Consideration shall be due and payable within 5 business days after December 31, 2006 and may, at Buyer's option, be paid in any combination of cash and shares of Buyer Common Stock (such shares of Buyer Common Stock to be valued based on the 24 Month Price).

          1.8.3 DECREASE IN SHARE CONSIDERATION. In the event that the Share Consideration Value shall be greater than the applicable Share Consideration Ceiling, the Shareholder shall return to the Buyer, for no consideration, that number of shares of Buyer Common Stock equal in value (such shares of Buyer Common Stock to be valued based on the 24 Month Price) to the amount of the difference between the applicable Share Consideration Ceiling and the Share Consideration Value, pursuant to the terms of the Share Escrow Agreement in the form attached hereto as Exhibit C (the "Share Escrow Agreement").

     1.9 ADJUSTMENTS TO SHARE CONSIDERATION; ISSUANCE OF SHARE CONSIDERATION. The Share Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Buyer Common Stock occurring after the date hereof. The Share Consideration will be issued as of the Closing Date, however, the stock certificate representing the Share Consideration (i) shall be issued in the Shareholder's name within a reasonable time thereafter, and (ii) shall be held in escrow by the President of the Buyer pursuant to the terms of the Share Escrow Agreement, subject to Permitted Sales as defined below. Except for Permitted Sales, the Share Consideration may not be sold, transferred, pledged, hypothecated or otherwise disposed of prior to the distribution from escrow of the Share Consideration to the Shareholder pursuant to the terms of the Share Escrow Agreement, without the express written consent of the Buyer. Notwithstanding the foregoing, up to one-quarter of the Share Consideration may be sold after 12 months and up to an additional one-tenth of the Share Consideration may be sold after 18 months (collectively, "Permitted Sales") to the extent that (i) such sales comply with all applicable state and federal securities laws, (ii) such sales are for a price per share no less than $0.30, and (iii) the gross proceeds from such sales do not exceed $2,000,000.

1.10 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization described in section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

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                                   ARTICLE 2.
     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER REGARDING THE COMPANY

     The Shareholder represents and warrants to the Buyer as follows:

     2.1 ORGANIZATION; SUBSIDIARIES.

          2.1.1 The Company and each of its subsidiaries (which subsidiaries are set forth on Schedule 2.1, the "Subsidiaries") (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to the Company, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction where the Company or the Subsidiaries is qualified to do business is listed on Schedule 2.1.

          2.1.2 Other than the capital stock of the Subsidiaries, neither the Company nor the Subsidiaries owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity. Neither the Company nor any of the Subsidiaries has agreed or is obligated to make, or is bound by any written or oral agreement, contract, lease, instrument, note, option, warranty, purchase order, license, insurance policy, benefit plan or legally binding commitment or undertaking of any nature under which it is obligated to make any future investment in or capital contribution to any other entity. Neither the Company nor any of the Subsidiaries has, at any time, been a general partner of any general partnership, limited partnership or other entity. Schedule 2.1 indicates the jurisdiction of organization of each of the Subsidiaries and the Company's direct or indirect equity interest therein.

          2.1.3 The Company has delivered or made available to Buyer a true and correct copy of the Articles of Incorporation and Bylaws of the Company and similar governing instruments of each of the Subsidiaries, each as amended to date (collectively, the "Company Charter Documents"), and each such instrument is in full force and effect. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of the Company Charter Documents.

          2.1.4 The minute books of the Company and the Subsidiaries contain in all material respects records of all meetings and consents in lieu of meetings of each such company's board of directors (and any committees thereof, whether permanent or temporary) and shareholders since the date of its incorporation and are accurate in all material respects, and such records accurately reflect in all material respects all transactions referred to in such minutes and consents. The stock books of the Company and each Subsidiary accurately reflect record ownership of each such company's capital stock. The Buyer has been provided with a copy of or access to such minutes or consents and stock books. Schedule 2.1 sets forth a list of the directors and officers of the Company and each Subsidiary.

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     2.2 CAPITAL STOCK.

          2.2.1 AUTHORIZED AND OUTSTANDING STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 200,000 shares of common stock, no par value, of which 100 shares are issued and outstanding. The Shares constitute all of the issued and outstanding capital stock of the Company, and are held of record and beneficially owned by the Shareholder. The Shares have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

          2.2.2 AUTHORIZED AND OUTSTANDING STOCK OF SUBSIDIARIES. All authorized and outstanding capital stock of each Subsidiary is as set forth on Schedule
2.2. All outstanding capital stock of each Subsidiary is held of record and beneficially owned by the Company. All shares of such capital stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

          2.2.3 OPTIONS AND CONVERTIBLE SECURITIES OF THE COMPANY. There are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company or any Subsidiary to issue, sell or otherwise dispose of shares of their capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of their capital stock. There are no voting trusts or other agreements or understandings to which the Company, any Subsidiary or the Shareholder is a party with respect to the Shares or any other equity securities of the Company or any Subsidiary, and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding Shares or any other equity securities of the Company or any Subsidiary.

     2.3 AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

          2.3.1 AUTHORITY. The Company and the Shareholder each has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and the Shareholder and no other corporate proceedings on the part of the Company or the Shareholder are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been, and the other agreements contemplated hereby to be signed by the Company or the Shareholder at or before the Closing will have been, duly executed and delivered by the Company and the Shareholder, as the case may be, and constitute, or will at the time of their signing constitute, valid and binding obligations of the Company and the Shareholder, enforceable against them in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          2.3.2 NO CONFLICT. Neither the execution and delivery of this Agreement by the Company and the Shareholder, nor the performance by the Company and the Shareholder of their respective obligations hereunder, nor the consummation by the Company and the

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Shareholder of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the Company Charter Documents or the governing instruments of the Shareholder, or (b) with or without the giving of notice or the lapse of time, or both, in any material way, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company, any Subsidiary or the Shareholder is a party or by which any of them or any of their respective assets or properties is bound or which is applicable to any of them or any of their respective assets or properties. Except for the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts, no authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority, including without limitation any court, tribunal or similar body (each a "Governmental Entity") is necessary for the execution and delivery of this Agreement by the Company and the Shareholder or the consummation by the Company and the Shareholder of the transactions contemplated hereby.

     2.4 FINANCIAL STATEMENTS. The Company has previously furnished the Buyer with accurate and complete copies of (a) the balance sheets of the Company as of December 31, 2003 and 2002 and the statements of operations and cash flows of the Company for the respective years then ended, and (b) the unaudited balance sheet of the Company as of November 30, 2004 and the unaudited statements of operations and cash flows of the Company for the three, six and nine months then ended. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements" and the unaudited consolidated balance sheet of the Company as of November 30, 2004 is sometimes referred to herein as the "Company Balance Sheet". Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the consolidated financial position of the Company as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the consolidated results of operations of the Company for the periods therein set forth, in each case in accordance with GAAP consistently applied (except as otherwise stated therein).

     2.5 ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED LIABILITIES.

          2.5.1 CHANGES. Since December 31, 2003, neither the Company nor any Subsidiary has suffered any Company Material Adverse Effect, nor, to the knowledge of the Company and the Shareholder, has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Company Material Adverse Effect.

          2.5.2 LIABILITIES. Except for ordinary course liabilities that would not be required to be recognized in financial statements or in footnotes thereto prepared in accordance with GAAP, the Company and the Subsidiaries have no Liabilities that are not reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, none of which individually or in the aggregate has had or

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could reasonably be expected to have a Company Material Adverse Effect and (ii)
Liabilities expressly disclosed on the Schedules delivered hereunder.

     2.6 TAX MATTERS. The Company and each Subsidiary have timely filed all tax returns and reports required by law. All tax returns and reports of the Company and each Subsidiary are true and correct in all material respects. The Company and each Subsidiary have paid all taxes and other assessments due, except those, if any, currently being contested by them in good faith. The unpaid Taxes of the Company and the Subsidiaries (A) do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the date of the Closing in accordance with the past custom and practice of the Company and the Subsidiaries in filing their Tax Returns. Neither the Company nor any Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Internal Revenue Code of 1986, as amended ("Code").

     2.7 TITLE TO PROPERTIES. Neither the Company nor the Subsidiaries owns any interest in real property. Schedule 2.7 lists all real property leases to which the Company or the Subsidiaries is a party that require the Company or the Subsidiaries to make annual lease payments in excess of $10,000 and each amendment thereto that is in effect as of the date of this Agreement. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim against the Company in excess of $10,000. Each of the Company and the Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except for Permitted Encumbrances.

     2.8 INTELLECTUAL PROPERTY. Each of the Company and the Subsidiaries owns, or validly licenses or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark applications, registrations and other rights, trade names and trade dress, trade name rights, domain names, service marks, service mark rights, service names, copyrights, copyright applications and registrations, computer and electronic data processing programs and software and other proprietary property, and rights and interests used by the Company and the Subsidiaries in the conduct of their business (such rights, the "Company Intellectual Property Rights"), free and clear of all Encumbrances except for Permitted Encumbrances. No claims are pending or, to the knowledge of the Company and the Shareholder, threatened that the Company or the Subsidiaries are infringing the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company and the Shareholder, no person or persons are infringing the rights of the Company or the Subsidiaries with respect to any Intellectual Property Right. No claims are pending or, to the knowledge of the Company and the Shareholder, threatened with regard to the Company's or the Subsidiaries' ownership or use of any of its Intellectual Property Rights. To the knowledge of the Company and the Shareholder, no material trade secret of the Company or the Subsidiaries has been published or disclosed by the Company

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or the Subsidiaries or by any other person to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

     2.9 COMPLIANCE WITH LAWS. Each of the Company and the Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance that individually or in the aggregate have not had and are not reasonably expected to have a Company Material Adverse Effect. Each of the Company and the Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities (collectively, "Company Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except where the failure to have any such Company Permit individually or in the aggregate has not had and is not reasonably expected to have a Company Material Adverse Effect. There has occurred no default under, or violation of, any such Company Permit, except individually or in the aggregate as has not had and are not reasonably expected to have a Company Material Adverse Effect. The purchase and sale of the Shares and the transactions contemplated by this Agreement will not cause the revocation or cancellation of any Company Permit. No action, proceeding or investigation by any Governmental Entity with respect to the Company or the Subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the knowledge of the Company and the Shareholder, threatened, nor is there, to the knowledge of the Company and the Shareholder, any reasonable basis for any such action, proceeding or investigation that alone or collectively, either upon initiation or with passage of time, would have a Company Material Adverse Effect.

     2.10 LITIGATION. There are no claims, suits, actions and proceedings pending before any Governmental Entity or arbitrator to which the Company or any Subsidiary is a party. To the knowledge of the Company and the Shareholder, there are no claims, suits, actions or proceedings threatened against, relating to or affecting the Company or any Subsidiary, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Company Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby nor, to the knowledge of the Company and the Shareholder, is there any reasonable basis therefor.

     2.11 EMPLOYEE BENEFIT PLANS. Each employee benefit plan established or maintained, or to which contributions have been made, by the Company or any Subsidiary (a "Benefit Plan") conforms (and at all times has conformed) in all material respects to, and is being administered and operated (and has at all time been administered and operated) in material compliance with, the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws or governmental regulations. Except as set forth on Schedule 2.11, no Benefit Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Benefit Plan by the Company or any of its Subsidiaries. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to each Benefit Plan have been timely filed or delivered. There has

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not been any "Prohibited Transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any Benefit Plan that could subject the Company to any material penalty or tax imposed under the Code or ERISA.

     2.12 EMPLOYMENT MATTERS. Each of the Company and the Subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and
(v) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to the knowledge of the Company and the Shareholder, threatened claims or actions against the Company or the Subsidiaries under any workers compensation policy or long-term disability policy. To the knowledge of the Company and the Shareholder, no Employee has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound. There are no controversies pending or, to the knowledge of the Company and the Shareholder, threatened, between the Company or any Subsidiary and any of their employees that would be reasonably likely to result in the Company or any Subsidiary incurring material liability.

     2.13 ENVIRONMENTAL MATTERS. To the knowledge of the Company and the Shareholder, there has been no material failure by the Company or any Subsidiary to comply with all applicable requirements of any environmental laws relating to the Company or any Subsidiary, the Company operations (including those of any Subsidiary), and the Company's and any Subsidiary's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any hazardous material and the Company and the Shareholder are not aware of any facts or circumstances which could materially impair such compliance with all applicable environmental laws. To the knowledge of the Company and the Shareholder, there is no fact or circumstance which could reasonably be anticipated to involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or the Subsidiaries any material environmental liability.

     2.14 CERTAIN AGREEMENTS. Except as set forth in Schedule 2.14 hereto, neither the Company nor any Subsidiary is a party to any written or oral contract not made in the ordinary course of business or any employment contract, guarantee of indebtedness or obligations of another, lease of real property, license or lease of any Intellectual Property Rights, agreement for the payment of compensation of money or in kind for future services, or any agreement or commitment for capital expenditures in excess of $10,000. Each agreement that is required to be disclosed on Schedule 2.14 shall be referred to herein as a "Company Contract". Each Company Contract is valid and in full force and effect. Except as set forth on Schedule 2.14, neither the Company nor any Subsidiary, nor to the knowledge of the Company and the Shareholder, any other party thereto, is in material breach, violation or default under, and neither the Company nor any Subsidiary has received written notice alleging that it has materially breached, violated or defaulted under, any of the terms or conditions of any Company Contract in such a manner as would permit any other party thereto to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies for any or all such alleged breaches, violations, or defaults.

     2.15 BROKERS' AND FINDERS' FEES. The Company and the Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.16 CONDITION AND SUFFICIENCY OF ASSETS. All of the machinery and equipment of the Company and the Subsidiaries (i) are in good working order (reasonable wear and tear excepted), (ii) have been and shall through the Closing be maintained in a manner consistent with the past maintenance practices of the Company and the Subsidiaries, and (iii) are usable in the ordinary course of business. The owned and leased assets of the Company and the Subsidiaries constitute all of the assets, other than the Company Intellectual Property Rights, necessary for or otherwise material to the operation of the Company's and the Subsidiaries' business as currently conducted.

     2.17 INVESTMENT REPRESENTATIONS. The Shareholder understands that the Share Consideration will not have been registered under the Securities Act or qualified under the securities or "blue sky" laws of any jurisdiction. The Shareholder further understands that the Share Consideration will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that, as such, the Share Consideration cannot be resold unless the Share Consideration is subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available. The Shareholder is acquiring the Share Consideration for its own account for investment and not for, with a view to or in connection with any resale or distribution thereof in a manner that violates the Securities Act. The Shareholder by reason of its business and financial experience, and the business and financial experience of those persons retained by it to advise it with respect to its investment in the Share Consideration, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. The Shareholder acknowledges that it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Buyer concerning the Buyer and the Share Consideration and to obtain any additional information that it deems necessary to verify the accuracy of the answers it received from such representatives. The Shareholder has had an opportunity to review the Buyer's filings with the Securities and Exchange Commission. The Shareholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. For purposes of this Section 2.17, Share Consideration includes any shares of Buyer Common Stock issued as part of the Additional Consideration.

     2.18 DISCLOSURE. None of the information furnished by the Company to the Buyer in this Agreement, the Schedules hereto, or in any certificate to be executed or delivered pursuant hereto by the Company or the Shareholder at or prior to the Closing, is, in any material respect, false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE 3.
           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB

     The Buyer and Merger Sub represent and warrant to the Shareholder as follows:

     3.1 CORPORATE STATUS OF THE BUYER AND MERGER SUB. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Except as would not have a Buyer Material Adverse Effect, the Buyer is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     3.2 CAPITAL STOCK OF MERGER SUB. The authorized capitol stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, are fully paid and nonassessable, and are owned of record and beneficially by the Buyer.

     3.3 AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

          3.3.1 AUTHORITY. Each of the Buyer and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No additional corporate proceedings on the part of the Buyer or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been, and the other agreements contemplated hereby to be signed by the Buyer and Merger Sub at or before the Closing will have been, duly executed and delivered by the Buyer and Merger Sub and constitute, or will at the time of their signing constitute, valid and binding obligations of the Buyer and Merger Sub enforceable against them in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Share Consideration when issued to the Shareholder at the Closing will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          3.3.2 NO CONFLICT. Neither the execution and delivery of this Agreement by the Buyer or Merger Sub, nor the performance by the Buyer or Merger Sub of their obligations hereunder, nor the consummation by the Buyer or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the certificate of incorporation or bylaws of the Buyer or the articles of organization or bylaws of Merger Sub, or

(b) with or without the giving of notice or the lapse of time, or both, in any material way, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, Permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Buyer or Merger Sub is a party or by which the Buyer or Merger Sub or any of their assets or properties is bound or which is applicable to the Buyer or Merger Sub or any of their assets or properties. Except for the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts, no authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by the Buyer or Merger Sub or the consummation by the Buyer or Merger Sub of the transactions contemplated hereby.

     3.4 SEC DOCUMENTS.

          3.4.1 The Buyer has filed all required forms, reports and documents with the SEC since January 1, 2003 (collectively, the "Buyer SEC Reports"), all of which were prepared in all material respects in accordance with the Securities Act of 1933 and the Securities Exchange Act of 1934 (collectively, the "Securities Laws"). As of their respective dates, the Buyer SEC Reports (a) complied in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (b) of the preceding sentence does not apply to any misstatement or omission in any Buyer SEC Report filed prior to the date of this Agreement which was superseded by and corrected in a subsequent Buyer SEC Report filed prior to the date of this Agreement. Each of the consolidated balance sheets of the Buyer included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules), as superseded by or corrected in a subsequent Buyer SEC Report filed prior to the date of this Agreement, fairly presents the consolidated financial position of the Buyer and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Buyer included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules), as superseded by or corrected in a subsequent Buyer SEC Report filed prior to the date of this Agreement, fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Buyer and its subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved except, in the case of unaudited statements, for the related notes and for normal year-end audit adjustments which will not be material in amount or effect.

          3.4.2 Except as and to the extent set forth on the balance sheet of the Buyer as of September 30, 2004 included in the Buyer Form 10-Q for the quarter then ended or otherwise disclosed in the notes thereto, such Form 10-Q or any Form 8-K filed by the Buyer from September 30, 2004 to the date of this Agreement, the Buyer, as of the date of this Agreement, does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2004; (ii) liabilities and obligations incurred in connection with this Agreement and the transactions contemplated hereby; and (iii) liabilities and obligations that individually or in the aggregate have not had or would not reasonably be expected to have a Buyer Material Adverse Effect.

     3.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Buyer SEC Reports filed and publicly available prior to the date of this Agreement, there has not been, since December 31, 2003: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to the Buyer's capital stock or securities; (b) any material change in the Buyer's accounting principles, practices or methods, except as required by GAAP; (c) any event or development that individually or together with any one or more other events or developments has had or would reasonably be expected to have a Buyer Material Adverse Effect; or (d) any event or development that would individually or together with any one or more other events or developments reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement by the Buyer.

     3.6 NO BROKER'S OR FINDER'S FEES. The Buyer and Merger Sub have not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement, except for Greenfield Capital Partners.

                                   ARTICLE 4.
                              ADDITIONAL AGREEMENTS

     4.1 RESIGNATION OF DIRECTORS AND OFFICERS. The Shareholder shall cause the directors and officers of the Company and the Subsidiaries to resign their positions effective at the Closing.

     4.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments of transfer or assignment, files, books and records, and to do all such further acts and things, as may be reasonably required to carry out the transactions contemplated hereby. The parties shall cooperate fully, as and to the extent reasonably requested by each other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     4.3 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by applicable law or the rules and regulations of the Securities and Exchange Commission or any applicable stock exchange.

     4.4 SECURITY AGREEMENT. At the Closing, the Buyer and the Shareholder shall enter into a Security Agreement in the form of Exhibit D attached hereto (the "Security Agreement").

     4.5 PLEDGE AGREEMENT. At the Closing, the Buyer and the Shareholder shall enter into a Pledge Agreement in the form of Exhibit E attached hereto (the "Pledge Agreement").

     4.6 EMPLOYMENT AGREEMENT. At the Closing, the Buyer and the Shareholder shall enter into an Employment Agreement in the form of Exhibit F attached hereto (the "Employment Agreement"). 4.7 ORDINARY COURSE. If the Closing does not occur on the date of this Agreement, between the date of this Agreement and the Closing the Company and the Subsidiaries shall carry on their business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed.

     4.8 WORKING CAPITAL LOAN. At the Closing, the Buyer shall loan the Surviving Corporation $200,000 for working capital, pursuant to the terms of a promissory note in the form of Exhibit G attached hereto (the "Working Capital Note"). No more than 60% of such funds may be used by the Surviving Corporation to pay off loans outstanding prior to the Closing Date; the balance of such funds must be used for general working capital purposes.

     4.9 ADMINISTRATION FEE. As of and following the Closing, the Buyer shall provide agreed upon administrative and other services to the Surviving Corporation, in return for which the Surviving Corporation shall pay to the Buyer an administration fee of $20,000 per year. In addition, the Surviving Corporation shall reimburse the Buyer for the salary and other expenses paid for by Buyer pursuant to the terms of the Employment Agreement and for any other fees or expenses the Buyer pays for the benefit of the Surviving Corporation.

     4.10 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. Until such time as the amounts outstanding under the Promissory Note are satisfied in full, Buyer hereby agrees to vote the shares of the Surviving Corporation to (i) maintain the number of directors of the Surviving Corporation at three, and (ii) elect as directors of the Surviving Corporation (a) one individual designated by Buyer and (b) two individuals designated by the Stockholder (one of whom shall be the Stockholder).

     4.11 "PIGGYBACK" REGISTRATION RIGHTS. If, on or after the first anniversary of this Agreement, Buyer, from time to time, chooses to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Share Consideration for sale to the public), Buyer will use its reasonable efforts to cause one-quarter of the Share Consideration plus, if such registration statement occurs on or after July 1, 2006, an additional one-tenth of the Share Consideration, plus, if such registration statement occurs on or after January 1, 2007, any remaining Share Consideration (as applicable, the "Registrable Shares") to be included in the securities to be covered by the registration statement proposed to be filed by Buyer, provided, however, that if other investors of Buyer who hold registration rights are registering securities on such registration statement and object to the inclusion of the Registrable Shares in such registration statement, Buyer will not be obligated to include the Registrable Shares in such registration statement. In the event that any registration pursuant to this Section 4.11 shall be, in whole or in part, an underwritten public offering, the Registrable Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Buyer therein. Notwithstanding the foregoing provisions, Buyer may withdraw any registration statement referred to in this Section 4.11 without thereby incurring any liability to the

Shareholder. The foregoing securities will cease to be Registrable Securities if and when they (i) have been registered by Buyer under the Securities Act and either (A) disposed of pursuant to such registration statement or (B) such registration continues to be effective at the time of inquiry, (ii) have been sold, transferred, distributed or otherwise disposed of by the Shareholder (other than upon his death by will or in accordance with the laws of descent and distribution), or (iii) first become eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). It shall be a condition to Buyer's obligations under this paragraph that the Shareholder (i) shall have promptly taken all such actions as Buyer shall reasonably request in connection with the registration statement and (ii) shall have provided promptly (and in any event within seven business days) such information and other materials as Buyer or its counsel shall request in connection with the registration statement. The Shareholder represents, warrants and agrees that all such information provided by the Shareholder or on his behalf shall be true, complete and correct. The Shareholder shall comply with the Securities Act and any other laws, rules or regulations applicable to any disposition of Registrable Securities pursuant to a registration statement. Buyer shall pay all expenses incurred by it in complying with its obligations under this paragraph, including without limitation registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, fees and expenses of Buyer's counsel, fees and expenses of Buyer's accountants, and the Buyer's internal expenses. The Shareholder shall pay all expenses incurred by him in connection with the disposition of the Registrable Securities, including without limitation any broker's fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by the Shareholder. All of Buyer's obligations under this paragraph shall terminate on the date on which all of the Registrable Securities may be sold at one time under Rule 144 under the Securities Act. The Shareholders rights under this paragraph are personal to him and non-transferable except by will or in accordance with the laws of descent and distribution.

     4.12 AUDITED FINANCIAL STATEMENTS. Within 10 business days of the Closing, the Shareholder shall deliver to Buyer the balance sheets of the Company as of December 31, 2003 and December 31, 2002 and the statements of operations and cash flows of the Company for the years then ended, as audited by Sherb & Company LLP, the Company's certified public accountants whose report on such financial statements shall be unqualified.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

     5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          5.1.1 NO ADVERSE PROCEEDINGS. No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated hereby.

          5.1.2 ILLEGALITY. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any Government Entity that would prohibit or materially restrict the consummation of the transactions contemplated hereby.

     5.2 CONDITIONS PRECEDENT TO OBLIGATION OF THE BUYER AND MERGER SUB. The obligation of the Buyer and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (unless waived in writing by the Buyer) at or prior to the Closing of each of the following additional conditions:

          5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing; and the Shareholder shall have delivered to the Buyer a certificate to that effect, dated the date of the Closing and signed by the Shareholder.

          5.2.2 AGREEMENTS AND COVENANTS. The Shareholder and the Company shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Closing; and the Shareholder shall have delivered to the Buyer a certificate to that effect, dated the date of the Closing and signed by the Shareholder.

          5.2.3 RESIGNATIONS. The Buyer shall have received the written resignations of the directors and officers of the Company and the Subsidiaries as contemplated by Section 4.1 hereof.

          5.2.4 CERTIFICATES AND STOCK POWERS. The Shareholder shall have delivered to the Buyer or its designee a stock certificate or certificates representing the Shares, duly endorsed in blank or accompanied by appropriate stock powers duly executed in blank, with all stock transfer taxes paid for.

          5.2.5 SECURITY AGREEMENT. The Shareholder shall have executed and delivered to the Buyer the Security Agreement.

          5.2.6 PLEDGE AGREEMENT. The Shareholder shall have executed and delivered to the Buyer the Pledge Agreement.

          5.2.7 SHARE ESCROW AGREEMENT. The Shareholder shall have executed and delivered to the Buyer the Share Escrow Agreement, together with a fully executed and signature guaranteed blank stock power related to the Share Consideration.

          5.2.8 EMPLOYMENT AGREEMENT. The Shareholder shall have executed and delivered to the Buyer the Employment Agreement.

          5.2.9 ENCUMBRANCES. There shall be no Encumbrances on the assets of the Company and the Subsidiaries, other than Permitted Encumbrances.

     5.3 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER. The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (unless waived by the Shareholder) at or prior to the Closing of the following additional conditions:

          5.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing; and the Buyer shall have delivered to the Shareholder a certificate to that effect, dated the date of the Closing and signed by the Buyer.

          5.3.2 AGREEMENTS AND COVENANTS. The Buyer shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Closing; and the Buyer shall have delivered to the Shareholder a certificate to that effect, dated the date of the Closing and signed by the Buyer.

          5.3.3 SECURITY AGREEMENT. The Buyer shall have executed and delivered to the Shareholder the Security Agreement.

          5.3.4 PLEDGE AGREEMENT. The Buyer shall have executed and delivered to the Shareholder the Pledge Agreement.

          5.3.5 SHARE ESCROW AGREEMENT. The Buyer and the Buyer's President, as escrow agent, shall have executed and delivered to the Shareholder the Share Escrow Agreement.

          5.3.6 EMPLOYMENT AGREEMENT. The Buyer shall have executed and delivered to the Shareholder the Employment Agreement.

          5.3.7 WORKING CAPITAL NOTE. The Buyer shall have provided the Company with $200,000 in return for the Working Capital Note.

          5.3.8 PROMISSORY NOTE. The Buyer shall have executed and delivered to the Shareholder the Promissory Note.

                                   ARTICLE 6.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing and continue in full force and effect: (a) in the case of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.6, 2.11,
3.1 and 3.3 (collectively, the "Long Term Warranties"), until 30 days after the expiration of the statute of limitations with respect to the matter to which the claim related and (b) in the case of any other representation or warranty contained in this Agreement (collectively, the "Short Term Warranties") until the second anniversary of the Closing Date. Each of the agreements and covenants of the parties to this Agreement shall survive the Closing and continue in full force and effect until such agreement or covenant has been fully performed or satisfied.

     6.2 INDEMNIFICATION BY SHAREHOLDER. Subject to the terms and conditions of this Article 6, the Shareholder hereby agrees (without any right of contribution from the Company or any right of indemnification against the Company) to indemnify, defend and hold harmless the Buyer and each of its subsidiaries (including without limitation the Company and the Subsidiaries) and each of their respective directors, officers, agents and affiliates (collectively, the "Buyer Indemnified Persons") from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered, incurred or paid by any Buyer Indemnified Person which would not have been suffered, incurred or paid if (a) all the representations and warranties of the Shareholder and the Company contained in this Agreement or in any certificate delivered by the Shareholder or the Company pursuant to this Agreement had been true, complete and correct, and (b) all the covenants and agreements of the Shareholder and the Company contained in this Agreement had been fully performed and fulfilled. With respect to any Buyer Indemnified Person other than Buyer, the Shareholder acknowledges and agrees that the Buyer is contracting on its own behalf and for such Buyer Indemnified Person and the Buyer shall obtain and hold the rights and benefits provided for in this Section 6.2 in trust for and on behalf of such Buyer Indemnified Person. "Damages" shall be determined by taking into account the actual amount of damage, loss, deficiency, cost or expense incurred or suffered by reason of the event or condition giving rise to the obligation to indemnify. In no event shall any Damages subject to indemnification hereunder include consequential, special or punitive damages, except to the extent such damages are part of any third-party claim. The indemnification provisions contained in this Article 6 shall be the sole remedy of the Buyer Indemnified Persons against the Shareholder for all Buyer Claims. The total liability of the Shareholder under this Article 6 for any and all Buyer Claims shall be limited to the Purchase Consideration; PROVIDED, HOWEVER, that such limitation shall not in any manner limit the liability or indemnification obligations of the Shareholder with respect to: (i) intentional fraud, or (ii) any breach of the covenants and agreements in this Agreement.

     6.3 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this
Article 6, the Buyer hereby agrees to indemnify, defend and hold harmless the Shareholder from and against any Damages suffered, incurred or paid by the Shareholder which would not have been suffered, incurred or paid if (a) all the representations and warranties of the Buyer contained in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement had been true, complete and correct, and (b) all the covenants and agreements of the Buyer contained in this Agreement had been fully performed and fulfilled (collectively, "Shareholder Claims"). The indemnification provisions contained in this Article 6 shall be the sole remedy of the Shareholder against the Buyer for all Shareholder Claims. The total liability of the Buyer under this Article 6 for any and all Shareholder Claims shall be limited to the Purchase Consideration; PROVIDED, HOWEVER, that such limitation shall not in any manner limit the liability or indemnification obligations of the Buyer with respect to:
(i) intentional fraud, or (ii) any breach of the covenants and agreements in this Agreement.

                                   ARTICLE 7.
                                   DEFINITIONS

     7.1 CERTAIN MATTERS OF CONSTRUCTION. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     7.2 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

          7.2.1 BUYER MATERIAL ADVERSE EFFECT: any materially adverse change in or effect on the business, prospects, operations, earnings, assets or financial condition of the Buyer and its subsidiaries, taken as a whole, except, in each case, for any such effect resulting from or arising out of (i) general economic, industry, political and similar conditions, (ii) changes or developments in financial or securities markets in general, or (iii) any change in the Buyer's stock price or trading volume, in and of itself.

          7.2.2 COMPANY MATERIAL ADVERSE EFFECT: any materially adverse change in or effect on the business, prospects, operations, earnings, assets or financial condition of the Company and the Subsidiaries, taken as a whole, except for any such effect resulting from or arising out of general economic, industry, political and similar conditions.

          7.2.3 ENCUMBRANCE: any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer under applicable securities laws) or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

          7.2.4 INTELLECTUAL PROPERTY RIGHTS: patents, patent applications, trademarks, trademark applications, registrations and other rights, trade names and trade dress, trade name rights, domain names, service marks, service mark rights, service names, copyrights, copyright applications and registrations, technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, and rights and interests.

          7.2.5 LIABILITY: any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

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

          7.2.6 PERMITTED ENCUMBRANCES: (a) liens for current taxes not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, none of which are material in the aggregate or individually, and (i) such other encumbrances, if any, as are set forth on Schedule 7.2.6.

          7.2.7 PERSON: an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

          7.2.8 TAX OR TAXES: any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

          7.2.9 TAX RETURN: any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          7.2.10 TO THE KNOWLEDGE OF THE COMPANY AND THE SHAREHOLDER: the actual knowledge of Mark Allen, and the officers of the Company and each Subsidiary, in each case after making due inquiry with respect thereto.

                                   ARTICLE 8.
                                  MISCELLANEOUS

     8.1 AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by all parties to this Agreement; PROVIDED, HOWEVER, that any amendment, modification or supplementation of sections 4.8 or 4.9 shall not require the consent, signature or approval of the Shareholder.

     8.2 WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at

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

any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     8.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

     8.4 EXPENSES; CERTAIN TAXES AND FEES. Each party shall bear the expenses, costs and fees (including, without limitation, all expenses, costs, fees and disbursements of attorneys, consultants, investment bankers and other financing advisors, brokers and finders, and accountants) incurred by such party in connection with the negotiation, preparation or performance of this Agreement and the consummation by such party of the transactions contemplated hereby whether or not the transactions contemplated by this Agreement are consummated; PROVIDED, HOWEVER, that the Shareholder shall bear all such expenses, costs and fees so incurred by the Company and any Subsidiary. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Shareholder when due, and the Shareholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     8.5 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

         To the Buyer:

                  Global Matrechs, Inc.
                  90 Grove Street, Suite 201
                  Ridgefield, Connecticut 06877
                  Attn:  Michael Sheppard
                  Facsimile: (203) 431-8304

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

         With a copy to:

                  Foley Hoag LLP
                  155 Seaport Boulevard
                  Boston, Massachusetts  02210
                  Attn: David A Broadwin, Esq.
                  Facsimile: (617) 832-7000

         To the Company or the Shareholder:

                  Mark Allen
                  91 French Avenue
                  Braintree, MA 02184
                  Facsimile: (781) 848-1175

         With a copy to:

                  Sam Krieger
                  Krieger & Prager LLP
                  39 Broadway
                  New York, NY 10006
                  Facsimile: (212 ) 363-2999

     8.6 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     8.7 BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto and the Buyer Indemnified Persons (and such parties' and Buyer Indemnified Persons' respective successors and assigns) any rights or remedies hereunder, except as otherwise expressly provided herein. Except pursuant to a change of control of Buyer (whether by merger, a sale of substantially all of Buyer's assets, a sale of a majority of the outstanding Buyer Common Stock, or otherwise), neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto.

     8.8 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as an agreement under seal as of the date first above written.

                                         GLOBAL MATRECHS, INC.


                                         By: /s/ Michael Sheppard
                                             -----------------------
                                         Name: Michael Sheppard
                                               ---------------------
                                         Title: President
                                                --------------------


                                         TTF ACQUISITION CORP.


                                         By: /s/ Michael Sheppard
                                             -----------------------
                                         Name: Michael Sheppard
                                               ---------------------
                                         Title: President
                                                --------------------


                                         TRUE TO FORM, LIMITED


                                         By: /s/ Mark J. Allen
                                             -----------------------
                                         Name: Mark J. Allen
                                               ---------------------
                                         Title: President
                                                --------------------


                                         MARK ALLEN


                                         /s/ Mark J. Allen
                                         ---------------------------

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